Exhibit 99.2

1Q21 Investor Presentation April 20, 2021

Disclosures CAUTIONARY STATEMENT This Investor Presentation contains forward - looking statements about United Community Banks, Inc . (“United”), as defined in federal securities laws . Statements that are not historical or current facts, including statements about beliefs and expectations, are forward - looking statements and are based on information available to, and assumptions and estimates made by, management as of the date hereof . Because forward - looking statements involve inherent risks and uncertainties, our actual results may differ materially from those expressed or implied in any such statements . The COVID - 19 pandemic is adversely impacting United, its employees, customers , vendors, counterparties, and the communities that it serves . The ultimate extent of the impact of COVID — 19 on United’s financial position, results of operations, liquidity, and prospects is highly uncertain . United’s results could be adversely affected by, among other things, volatility in financial markets, continued deterioration of economic and business conditions, further increases in unemployment rates, deterioration in the credit quality of United’s loan portfolio, deterioration in the value of United’s investment securities, potential tax law changes and changes in statutes, regulations, and regulatory policies or practices . For a discussion of these and other risks that may cause such forward - looking statements to differ materially from actual results, please refer to United’s filings with the Securities and Exchange Commission, including its 2020 Annual Report on Form 10 - K under the sections entitled “Cautionary Note Regarding Forward - Looking Statements” and “Risk Factors . ” Forward - looking statements speak only as of the date they are made, and we undertake no obligation to update or revise forward - looking statements . NON - GAAP MEASURES This Investor Presentation includes financial information determined by methods other than in accordance with generally accepted accounting principles (“GAAP”) . This financial information includes certain operating performance measures, which exclude merger - related and other charges that are not considered part of recurring operations . Such measures include : “Earnings per share – operating,” “Diluted earnings per share – operating,” “Tangible book value per share,” “Return on common equity – operating,” “Return on tangible common equity – operating,” “Return on assets – operating ,” “Return on assets – pre - tax pre - provision, excluding merger - related and other charges,” “ Efficiency ratio – operating,” “Expenses – operating,” and “Tangible common equity to tangible assets . ” Management has included these non - GAAP measures because it believes these measures may provide useful supplemental information for evaluating United’s underlying performance trends . Further, management uses these measures in managing and evaluating United’s business and intends to refer to them in discussions about our operations and performance . Operating performance measures should be viewed in addition to, and not as an alternative to or substitute for, measures determined in accordance with GAAP, and are not necessarily comparable to non - GAAP measures that may be presented by other companies . To the extent applicable, reconciliations of these non - GAAP measures to the most directly comparable GAAP measures can be found in the ‘Non - GAAP Reconciliation Tables’ included in the exhibits to this Presentation . 2

United Community Banks, Inc.

Committed to Service Since 1950



Regional Full Service Branch Network
National Navitas and SBA Markets
Banking Offices

Premier Southeast Regional Bank

- ✓ Metro-focused branch network with locations in the fastest growing MSAs in the Southeast
- ✓ 153 branches, 8 loan production sites, and 4 mortgage loan offices across six Southeast states
- ✓ Top 10 market share in GA and SC
- ✓ Proven ability to integrate bank transactions – 8 transactions over the past 10 years

Extended Navitas and SBA Markets

- ✓ Offered in 48 states across the continental U.S.
- ✓ SBA business has both in-footprint and national business (4 specific verticals)
- ✓ Navitas subsidiary is a small ticket, essential use commercial equipment finance provider

*See glossary located at the end of this presentation for reference on certain acronyms

Company Overview

$18.6
BILLION IN TOTAL ASSETS

$2.4
BILLION IN AUA

13.2%
TIER 1 RBC

$0.19
QUARTERLY DIVIDEND – UP 6% YOY

161
BANKING OFFICES ACROSS THE SOUTHEAST

#1 IN CUSTOMER SATISFACTION
in 2020 with Retail Banking in the Southeast – J.D. Power

$11.7
BILLION IN TOTAL LOANS

$16.0
BILLION IN TOTAL DEPOSITS

100 BEST BANKS IN AMERICA
in 2021 for the eighth consecutive year - Forbes

WORLD'S BEST BANKS
in 2019 & 2020 - Forbes

2020 TOP WORKPLACES
In S.C. & Atlanta – Greenville Business Magazine & Atlanta Journal Constitution

BEST BANKS TO WORK FOR
in 2020 for the fourth consecutive year – American Banker

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$20.80 $21.90 $22.15 $16.52 $17.56 $17.83 1Q20 4Q20 1Q21 Book Value Per Share GAAP Tangible $0.82 Diluted earnings per share – GAAP $0.83 Diluted earnings per share – operating 1.62% Return on average assets – GAAP 1.65% Return on average assets - operating 1.83% PTPP return on average assets - operating 0.14% Cost of deposits 38% DDA / Total Deposits 15.4% Return on common equity - GAAP 19.7% Return on tangible common equity - operating 8% Annualized 1Q operating expense decline (excluding $8.5 mm foundation contribution in 4Q20) Other 1Q notable items: $9.8 mm of PPP fee income ($0.09 EPS) $12.3 mm provision release due to improved economic forecast ($0.11 EPS) 1Q21 Highlights (1) See non - GAAP reconciliation table slides in the Appendix for a reconciliation of operating performance measures to GAAP performance $0.40 $0.66 $0.82 $0.41 $0.68 $0.83 1Q20 4Q20 1Q21 Diluted Earnings Per Share GAAP Operating (1) 0.99% 1.30% 1.62% 1.01% 1.34% 1.65% 1Q20 4Q20 1Q21 Return on Average Assets GAAP Operating 1.95% 1.77% 1.80% 1.98% 1.82% 1.83% 1Q20 4Q20 1Q21 PTPP Return on Average Assets PTPP Operating PTPP (1) (1) (1) 4 (1) (1) (1) 3% Annualized 1Q EOP core loan growth (excluding PPP loans) 33% Annualized 1Q EOP core transaction deposit growth

Long - Term Financial Performance & Shareholder Return 5 0.91% 0.98% 1.06% 1.09% 1.40% 1.51% 1.07% 1.65% 2014 2015 2016 2017 2018 2019 2020 1Q21 ROA - operating UCBI KRX (1) 9.32% 10.24% 11.86% 12.02% 15.69% 15.81% 12.24% 19.68% 2014 2015 2016 2017 2018 2019 2020 1Q21 ROTCE - operating UCBI KRX $334 $318 $270 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 Total Shareholder Return $ UCBI Outperformance Performance for the period ended March 31, 2021 United Community Banks, Inc. S&P Financials Index KBW Nasdaq Regional Bank Index (KRX) 1 - YEAR 92% 83% 98% 3 - YEAR 19% 26% 22% 5 - YEAR 106% 110% 72% 10 - YEAR 234% 218% 170% (1) See non - GAAP reconciliation table slides in the Appendix for a reconciliation of operating performance measures to GAAP performance (1)

UCBI Focused on High-Growth MSAs in Southeast

Located in Most of the Top 20 Markets in the Region

High-Growth MSAs in the Southeast

Fastest Growing Southeast MSAs [1]	'21 – '26 Proj. Pop. Growth %	'21 Population	'26 Proj. Median Household
1. Myrtle Beach, SC	8.49	518,050	$62,042
2. Cape Coral, FL	7.42	785,277	$68,827
3. Raleigh, NC	7.30	1,420,576	$91,380
4. Charleston, SC	7.30	823,428	$78,951
5. Orlando, FL	7.09	2,685,903	$72,412
6. Lakeland, FL	6.98	738,482	$62,730
7. Naples, FL	6.96	393,750	$84,332
8. Spartanburg, SC	6.81	327,475	$66,443
9. Sarasota, FL	6.79	855,242	$73,471
10. Charlotte, NC	6.61	2,696,789	$77,692
11. Wilmington, NC	6.57	304,661	$60,070
12. Jacksonville, FL	6.17	1,602,120	$73,563
13. Port St. Lucie, FL	6.10	495,076	$68,635
14. Greenville, SC	6.08	937,813	$68,413
15. Tampa, FL	6.06	3,257,479	$67,300
16. Durham-Chapel Hill, NC	5.93	655,218	$74,713
17. Nashville, TN	5.91	1,980,990	$80,404
18. Fayetteville, AR	5.88	550,113	$71,570
19. Daytona Beach, FL	5.81	678,826	$65,579
20. Atlanta, GA	5.73	6,137,994	$85,730

United / Seaside MSA Presence (Branch and or LPO)

Projected Population Growth [2]
2021 – 2026 (%)



5.7%
2.9%
United Community Bank
National Avg.

Projected Household Income Growth [2]
2021 – 2026 (%)



11.4%
9.0%
United Community Bank
National Avg.

Median Household Income [2]
($ in thousands)



$62.1
$67.8
United Community Bank
National Avg.

(1) Includes MSAs with a population of greater than 300,000
(2) Data by MSA shown on a weighted average basis by deposits

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41% 8% 22% 1% 12% 6% 2% 8% Residential Mortgage Diversified Loan Portfolio 1 Q21 Total Loans $11.7 billion (1) C&I includes commercial and industrial loans, owner - occupied CRE loans and Navitas (equipment finance) loans Quarter Highlights x Loans increased $308 million in 1Q21, primarily due to the addition of $518 million in third round PPP loans x 1Q21 core loan growth of $71 million, or 3% annualized excluding PPP Granular Loan Portfolio x Construction & CRE ratio as a percentage of total RBC = 66%/200% x Top 25 relationships total $569 million, 5% of total loans x SNC’s outstanding of $239 million, 2.1% of total loans x Navitas 8% of total loans x Project lending limit of $20 million x Relationship limit of $35 million 7 C&I Commercial Construction CRE Other Consumer PPP Home Equity Residential Construction (1)

Credit Quality 8 x 1Q21 net recoveries of $305 thousand, or 0.01% of average loans, annualized • The quarter benefited from $2.8 million of C&I recoveries x 2020 NCOs of $18.3 million, or 0.17% of average loans x The provision for credit losses was negative $12.3 million, reflecting a more favorable economic forecast x 2020 included $80.4 m illion of provisioning due to economic uncertainty caused by the pandemic Net Charge - Offs as % of Average Loans 0.37% 0.25% 0.09% 0.05% - 0.01% -0.05% 0.00% 0.05% 0.10% 0.15% 0.20% 0.25% 0.30% 0.35% 0.40% 1Q20 2Q20 3Q20 4Q20 1Q21 Provision for Credit Losses ($ in millions) $22.2 $33.5 $21.8 $2.9 - $12.3 -$15.0 -$10.0 -$5.0 $0.0 $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 1Q20 2Q20 3Q20 4Q20 1Q21

x Non performing assets declined by $5.8 million during the quarter and stand at 0.48% of total loans x Substandard, but still accruing, were flat quarter over quarter as a % of total loans x Special mention loans increased $79 million from 4Q20, to 3.2% of total loans • The primary drivers of the increase are five Senior Care properties that were downgraded in 1Q21 totaling $65 million Higher - Risk Loan Trends 9 Loan Deferrals Special Mention & Substandard Accruing Loans as a % of Total Loans Non - Performing Assets as a % of Total Loans $194 $1,850 $365 $71 $48 1.9% 15.9% 3.1% 0.6% 0.4% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% 12.0% 14.0% 16.0% $0 $500 $1,000 $1,500 $2,000 1Q20 2Q20 3Q20 4Q20 1Q21 Loan Deferrals ($ in millions) % of Total Loans 0.41% 0.48% 0.42% 0.55% 0.48% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 0.60% 1Q20 2Q20 3Q20 4Q20 1Q21 1.3% 1.1% 1.2% 2.6% 3.2% 1.3% 1.1% 1.1% 1.5% 1.5% 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 3.5% 1Q20 2Q20 3Q20 4Q20 1Q21 Special Mention (%) Substandard Accruing(%)

10 ACL Walk - Forward ACL / Loans: 1.30% ACL / Loans excl. PPP: 1.38% 1.16% 1.26% 147,568 135,592 $1,028 ( $1,832 ) $305 ( $428 ) ( $11,049 ) 4Q20 ACL Loan Growth Reserve for Unfunded Commitments NCOs Specific Reserve Model / Forecast Changes 1Q21 ACL ($000)

Capital Ratios 11 x Quarterly dividend of $ 0.19 per share x Redeemed $11.3 million, 6.25% subordinated debt and $4.4 million, 4.25% TruPs in 1Q21 x If no M&A occurs, we will consider resuming share repurchases in 2021 x Capital greater than peers offers flexibility as the economy normalizes Holding Company 1Q20 3Q20 4Q20 4Q20 KRX Peer Median UCBI 1Q21* vs. KRX Common Equity Tier 1 Capital 12.9% 12.3% 12.3% 11.8% + 0.5% 12.4 % Tier 1 Risk - Based Capital 13.1 13.1 13.1 12.1 + 1.0 13.2 Total Risk - Based Capital 14.9 15.3 15.2 14.3 + 0.9 15.0 Leverage 10.4 9.4 9.3 8.9 + 0.4 9.4 Tangible Common Equity to Tangible Assets 10.2 8.9 8.8 8.6 + 0.2 8.6 *1Q21 regulatory capital ratios are preliminary

Net Interest Revenue / Margin[1]

$ in millions



$118.6
$145.4
$132.1
4.07%
3.55%
3.22%
1Q20
4Q20
1Q21
Net Interest Revenue ($ in millions)
Net Interest Margin(1)



(%)
3.55%
(0.04%)
(0.03%)
(0.05%)
(0.21%)
3.22%
4Q NIM
Excess Liquidity
Low Interest Rates / Other
Purchased Loan Accretion
PPP Fees
1Q NIM
1Q21 NIM Compression

- ✓ Net interest margin decreased 33 bps from 4Q20, mainly driven by lower PPP fee accretion
- ✓ Loan accretion totaled $5.0 million and contributed 12 bps to the margin, down 5 bps from 4Q20
- ✓ PPP fees of $9.8 million in 1Q21 compared to $19.4 million in 4Q20
- ✓ Of the 7 bps of core margin pressure, 4 bps resulted from excess liquidity as strong deposit growth continued to move average cash and securities balances higher
- ✓ We have $1.15 billion of variable rate loans currently priced at their floors

(1) Net interest margin is calculated on a fully-taxable equivalent basis

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38% 21% 24% 7% 10% DDA MMDA Savings Time NOW x Total deposits were up $761 million, or 20% annualized from 4Q20 and up $5.0 billion, or 45% YOY • Excluding Seaside, total deposits were up $3.2 billion, or 29% YOY x Core transaction deposits were up $948 million, or 33% annualized from 4 Q20 and up $4.7 billion, or 61% YOY • Excluding Seaside, core transaction deposits were up $3.4 billion, or 44% YOY x Cost of deposits down 3 bps to 0.14% in 1Q21, driven by continued noninterest bearing deposit growth and deposit rate cuts Valuable Deposit Mix 1Q21 Total Deposits $ 16.0 billion 1Q21 Highlights Strong Core Deposit Growth Over Time 13 Note: Core transaction accounts include demand deposits, interest - bearing demand, money market and savings accounts, excluding public funds deposits $11.0 $12.7 $14.6 $15.2 $16.0 1Q20 2Q20 3Q20 4Q20 1Q21 Total Deposits Trend ($ in billions) DDA NOW MMDA Savings Time

Noninterest Income $ in millions $8.6 $8.5 $7.6 $5.6 $9.2 $10.5 $1.6 $3.2 $3.0 $8.3 $19.0 $22.6 $1.7 $1.5 $1.0 1Q20 4Q20 1Q21 Service Charges Other Brokerage / Wealth Mgmt Mortgage Loan sale gains $25.8 $41.4 $44.7 Linked Quarter x Fees up $3.3 million • Mortgage fees up $3.6 million from 4Q20 primarily due to the positive impact of rising interest rates on the MSR asset • Rate locks were up with $993 million in 1Q21 compared to $792 million in 4Q20 • Record mortgage closings of $666 million in 1Q21 versus $609 million in 4Q20 • 1Q21 mortgage production purchase/refi mix was 42%/58% • 1Q21 mortgage results included a $1.3 million MSR write - up compared to a $1.7 million write - down in 4Q20 • Gain on sale of SBA loans was $1.0 million on $11.3 million of SBA loan sales Year - over - Year x Fees up $18.9 million • Mortgage rate locks up 24% compared to last year ($993 million in 1Q21 compared to $801 million in 1Q20) 14

$81.5 $106.5 $95.2 $80.7 $104.0 $93.7 1Q20 4Q20 1Q21 56.2% 56.7% 53.6% 55.6% 55.4% 52.7% GAAP Operating (1) Efficiency Ratio Expenses Operating (1) GAAP Disciplined Expense Management $ in millions Linked Quarter x GAAP and operating expenses decreased 11% and 10%, respectively • Salaries and benefits were down $1.2 million mainly due to $1.8 million of Paid Time Off hours accrued in 4Q20 as a result of COVID • Excluding the $8.5 million foundation contribution in 4Q20, GAAP and operating expenses decreased 3% and 2%, respectively • Mortgage commissions increased $1.0 million from 4Q20 Year - over - Year x GAAP and operating expenses increased 17% and 16%, respectively • The majority of the increase is driven by the Seaside acquisition on July 1, 2020 (1) See non - GAAP reconciliation table slides at the end of the exhibits for a reconciliation of operating performance measures to GAAP p erformance measures 15

x As of March 31 st , approximately 75% of our first and second round PPP loans, representing $982 million in loans, have been forgiven by the SBA x In 1Q21, we recognized $9.8 million in PPP fees x We have $28 million of PPP fees remaining to recognize x Average loan amount fully forgiven of $96 thousand 16 PPP Update $518 $335 $982 $- $200 $400 $600 $800 $1,000 $1,200 $1,400 Third Round First & Second Round PPP Totals ($ in millions) Not Forgiven Forgiven

1 Q21 INVESTOR PRESENTATION Exhibits

9.5% 3.1% 10.6% 34.1% 29.4% 13.3% Top 50 Hotels by Sector Selected Segments – Hotels 18 Extended Stay Interstate, Limited Service Conference Center Urban, Limited Service x Top 50 hotel loans outstanding totaled $291 million as of 1Q21, or 2% of total loans x Original loan to value low at 59% on average for UCBI portfolio x Construction comprises 8% of top 50 hotel outstanding balances x Weighted average occupancy increased 9% from 4Q20 to 60% in top 50 hotel portfolio x Nonaccrual hotel loans of $4.9 million as of 1Q21 Airport Leisure $159 $172 $68 $77 $48 $43 4Q20 1Q21 Top 50 Hotel Risk Rating $ in millions Pass Special Mention Substandard Accruing

Selected Segments – Senior Care 19 x Senior Care lending team are dedicated specialists with significant experience in the space x Senior Care funded exposure for UCBI totaled $535 million as of 1Q21, or 5% of total loans x Senior Care borrowers provide significant equity up front with an average LTV of 57% at origination x As of March 31 st , there was one Senior Care loan for $4.8 million in nonaccrual x As of March 31 st , $172 million of Senior Care loans were special mention and $43 million were substandard accruing 1% 20% 25% 49% 6% 11.9% 10.7% 6.4% 3.1% 67.9% Senior Care by Project Type Skilled Nursing Facility Memory Care Independent Living Assisted Living 2.4% 58.6% 39.0% Senior Care by Project Stage Construction Lease Up Stabilized Independent / Assisted Living, Memory Care Hybrid

x Navitas 1Q21 NCOs = 0.70% x Navitas ’ cumulative net loss rates have approximated 2 % for the last 10 years x Navitas ACL - Loans equated to 1.88% as of 1Q21 x Rating agencies have historically assigned Navitas originations with expected through - the - cycle loss rates of 3.1% to 3.8 % x Total Navitas deferrals are 1.3% of the total Navitas loan portfolio at 1Q21 Credit Quality — Navitas 20 0.89% 0.58% 0.67% 0.84% 0.81% 0.87% 0.93% 0.75% 0.70% 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 Net Charge - Offs as % of Average Loans

Expanding Mortgage Throughout the Footprint x We have been consistently investing in our mortgage business x Mortgage production per originator, per quarter increased to $7.6 million in 1Q21, or 75% above 1Q20 x Purchase / Refi mix has shifted from 55% / 45% in 1Q20 to 42% / 58% in 1Q21 x Technology investments have also paid off as we have been able to market to our existing customers and also have enabled us to cut processing costs and process times 21 $312 $390 $508 $411 $801 $802 $910 $792 $993 9 13 15 15 17 25 25 24 24 0 5 10 15 20 25 30 $0 $200 $400 $600 $800 $1,000 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 Funded Locks / MLO Mortgage Locks ($) Mortgage Locks Mortgage Locks ($ millions) Funded Locks / MLO 1Q19 2Q19 3Q19 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 Loans Sold ($ millions) $111 $153 $220 $226 $259 $397 $402 $409 $337 Gain on Sale % 2.70% 3.70% 3.40% 3.70% 2.90% 4.50% 5.40% 5.10% 4.50%

Non - GAAP Reconciliation Tables $ in thousands, except per share data 22 1Q20 2Q20 3Q20 4Q20 1Q21 Expenses Expenses - GAAP 81,538$ 83,980$ 95,981$ 106,490$ 95,194$ Merger-related and other charges (808) (397) (3,361) (2,452) (1,543) Expenses - Operating 80,730$ 83,583$ 92,620$ 104,038$ 93,651$ Diluted Earnings per share Diluted earnings per share - GAAP 0.40$ 0.32$ 0.52$ 0.66$ 0.82$ Merger-related and other charges 0.01 - 0.03 0.02 0.01 Diluted earnings per share - Operating 0.41 0.32 0.55 0.68 0.83 Book Value per share Book Value per share - GAAP 20.80$ 21.22$ 21.45$ 21.90$ 22.15$ Effect of goodwill and other intangibles (4.28) (4.27) (4.36) (4.34) (4.32) Tangible book value per share 16.52$ 16.95$ 17.09$ 17.56$ 17.83$ Return on Tangible Common Equity Return on common equity - GAAP 7.85% 6.17% 10.06% 12.36% 15.37 % Effect of merger-related and other charges 0.16 0.08 0.63 0.41 0.26 Return on common equity - Operating 8.01 6.25 10.69 12.77 15.63 Effect of goodwill and intangibles 2.56 1.84 2.83 3.46 4.05 Return on tangible common equity - Operating 10.57% 8.09% 13.52% 16.23% 19.68%

Non - GAAP Reconciliation Tables $ in thousands, except per share data 23 1Q20 2Q20 3Q20 4Q20 1Q21 Return on Assets Return on assets - GAAP 0.99% 0.71% 1.07% 1.30% 1.62 % Merger-related and other charges 0.02 0.01 0.07 0.04 0.03 Return on assets - Operating 1.01% 0.72% 1.14% 1.34% 1.65 % Return on Assets to return on assets- pre-tax pre-provision Return on assets - GAAP 0.99% 0.71% 1.07% 1.30% 1.62 % Income tax expense 0.27 0.20 0.28 0.40 0.46 Provision for credit losses 0.69 0.95 0.51 0.07 (0.28) Return on assets - pre-tax, pre-provision 1.95 1.86 1.86 1.77 1.80 Merger-related and other charges 0.03 0.01 0.07 0.05 0.03 Return on assets - pre-tax, pre-provision, excluding merger-related and other charges 1.98% 1.87% 1.93% 1.82% 1.83 % Efficiency Ratio Efficiency Ratio - GAAP 56.15% 55.86% 54.14% 56.73% 53.55 % Merger-related and other charges (0.56) (0.27) (1.90) (1.31) (0.87) Efficiency Ratio - Operating 55.59% 55.59% 52.24% 55.42% 52.68 % Tangible common equity to tangible assets Equity to assets ratio - GAAP 12.54% 11.81% 11.47% 11.29% 10.95 % Effect of goodwill and other intangibles (2.32) (2.05) (2.02) (1.94) (1.86) Effect of preferred equity - (0.64) (0.56) (0.54) (0.52) Tangible common equity to tangible assets ratio 10.22% 9.12% 8.89% 8.81% 8.57%

Glossary 24 ACL – Allowance for Credit Losses MSA – Metropolitan Statistical Area ALLL – Allowance for Loan Losses MSR – Mortgage Servicing Rights Asset AUA – Assets Under Administration NCO – Net Charge-Offs BPS – Basis Points NIM – Net Interest Margin C&I – Commercial and Industrial NPA – Non-Performing Asset C&D – Commercial and Development NSF – Non-sufficient Funds CECL – Current Expected Credit Losses OO RE – Owner Occupied Commercial Real Estate CET1 – Common Equity Tier 1 Capital PCD – Loans Purchased with Credit Deterioration CRE – Commercial Real Estate PPP – Paycheck Protection Program CSP – Customer Service Profiles PTPP – Pre-Tax, Pre-Provision Earnings DDA – Demand Deposit Account RBC – Risk Based Capital EOP – End of Period ROA – Return on Assets GAAP – Accounting Principles Generally Accepted in the USA SBA – United States Small Business Administration KRX – KBW Nasdaq Regional Banking Index TCE – Tangible Common Equity LPO – Loan Production Office USDA – United States Department of Agriculture MLO – Mortgage Loan Officer YOY – Year over Year MTM – Marked-to-market